Exhibit 99.1

NEWS RELEASE
6140 Stoneridge Mall Road
CONTACTS:	Suite 590
Albert G. White, III	Pleasanton, CA 94588
VP, Investor Relations and Treasurer	925-460-3663
www.coopercos.com
Kim Duncan
Director, Investor Relations
ir@coopercompanies.com

FOR IMMEDIATE RELEASE

THE COOPER COMPANIES ANNOUNCES SECOND QUARTER RESULTS

PLEASANTON, Calif., June 5, 2008 — The Cooper Companies, Inc. (NYSE: COO) today reported second quarter results for fiscal 2008.

•	Revenue increased 17% year-over-year to $263.5 million with CooperVision (CVI) up 18% to $222.0 million and CooperSurgical (CSI) up 11% to $41.5 million.

•	GAAP earnings per share (EPS) 25 cents, up from a 1 cent loss in last year’s second quarter.

•	Adjusted EPS 49 cents. Adjusted EPS excludes the non-GAAP adjustments as shown below in “Unaudited Reconciliation and Explanation of Non-GAAP to GAAP Operating Results.”

•	Fiscal 2008 revenue and EPS guidance confirmed.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, “Our positive second quarter reflects continued momentum from our investment strategy. We saw strong growth in several of CVI’s product categories, launched our two-week silicone hydrogel sphere Avaira™ and our women’s healthcare business posted a solid quarter. Additionally, we benefited from significant manufacturing improvements for Biofinity® and Proclear® dailies and are no longer capacity constrained with these products. We remain optimistic about our long-term growth prospects with competitive products in all segments of the soft contact lens market.”

Second Quarter Operating Highlights

•	Revenue $263.5 million, 17% above second quarter 2007, 10% in constant currency.

•	Gross margin 57% compared with 56% in last year’s second quarter. Excluding costs considered unrelated to core operating performance, gross margin was 60% vs. 62% in last year’s second quarter.

•

Operating margin 11% compared with 5% in last year’s second quarter. Excluding costs considered unrelated to core operating performance, operating margin was 15%, the same as last year’s second quarter.

•	Cash flow from operations was $17.1 million.

•	Capital expenditures were $34.1 million.

•	Depreciation and amortization expense was $21.0 million.

CVI Second Quarter Operating Highlights

•	Revenue $222.0 million, up 18% from last year’s second quarter, 10% in constant currency.

•	Selected soft lens revenue by product category:

	(In thousands) 2Q08	% of CVI Revenue 2Q08	% chg y/y	Constant Currency %chg y/y
Specialty
Toric	$73,359	33%	8%	2%
Multifocal	13,724	6%	28%	19%
Cosmetic	3,737	2%	16%	11%

Total Specialty	$90,820	41%	11%	5%
Proclear	$59,900	27%	33%	25%
Single-Use Sphere	$39,443	18%	62%	44%
Biofinity	$12,380	6%	NA	NA
Avaira	$114	NA	NA	NA

•	Revenue by geography:

	(In thousands) 2Q08	% of CVI Revenue 2Q08	% chg y/y	Constant Currency %chg y/y
Americas	$95,395	43%	10%	8%
Europe	86,621	39%	20%	8%
Asia-Pacific	40,005	18%	38%	22%

Total	$222,021	100%	18%	10%

•

Gross margin 57% compared with 55% in the second quarter of 2007. Excluding costs considered unrelated to core operating performance, gross margin was 61% compared with 63% in last year’s second quarter. The variance was mainly due to the large increase in lower margin daily disposable products.

•

Operating margin 12% compared with 6% in the second quarter of 2007. Excluding costs considered unrelated to core operating performance, operating margin was 17% compared with 19% in last year’s second quarter. This variance was largely due to additional selling and marketing expenses associated with new product launches.

CSI Second Quarter Operating Highlights

•	CSI revenue grew 11% from last year’s second quarter to $41.5 million with organic growth of 9%.

•	Sales of products marketed directly to hospitals grew 17% to $11.9 million and represent 29% of CSI’s total revenue.

•	Gross margin 59% unchanged from the second quarter of 2007.

•	Operating margin 19% compared with 17% in the second quarter of 2007.

Guidance

The Company reconfirms previously provided fiscal 2008 guidance with revenue in the range of $1,060 - $1,100 million, including CVI revenue of $895 - $930 million and CSI revenue of $165 - $170 million, non-GAAP EPS in the range of $2.10 - $2.35 and GAAP EPS in the range of $1.40 - $1.85. Further, the Company expects capital expenditures in the range of $160 - $170 million in fiscal 2008 and $125 - $140 million in fiscal 2009, unchanged from its previous guidance.

Non-GAAP EPS guidance excludes costs considered unrelated to core operating performance as discussed below in “Unaudited Reconciliation and Explanation of Non-GAAP to GAAP Operating Results.”

Conference Call and Webcast

Cooper will host a conference call today at 5:00 p.m. ET to discuss the Company’s second quarter financial results. The dial in number in the United States is +1-866-825-3308. The dial in number outside the United States is +1-617-213-8062. The passcode is 18117221.

A replay will be available approximately one hour after the call ends and will be available for five days. The dial in number for the replay in the United States is +1-888-286-8010. The dial in number for the replay outside the United States is +1-617-801-6888. The replay passcode is 65869511.

This call will also be broadcast via the Internet at www.coopercos.com/investor and at www.streetevents.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including all statements regarding anticipated growth in our revenue, planned product launches and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: failures to launch, or significant delays in introducing, new products, or limitations on sales following introduction due to poor market acceptance or manufacturing constraints (including failures to develop and implement improvements to manufacturing processes for new products); failures to receive or delays in receiving U.S. or foreign regulatory approvals for products; new competitors, product innovations or technologies; a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, natural disasters or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; the impact of acquisitions of divestitures on revenues, earnings or margins; losses arising for pending or future litigation or product recalls; changes in global or regional general business, political and economic conditions; interest rate and foreign currency exchange rate fluctuations; changes in U.S. and foreign government regulation of the retail optical industry and of the healthcare industry generally; changes in tax laws or their interpretation and changes in effective tax rates; changes in the Company’s expected utilization of recognized net operating loss carry forwards; the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

About The Cooper Companies

The Cooper Companies, Inc. (www.coopercos.com) manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Pleasanton, CA. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision, Inc. (www.coopervision.com) develops, manufactures and markets a broad range of contact lenses for the worldwide vision correction market. Headquartered in Pleasanton, CA, it manufactures in Juana Diaz, Puerto Rico; Norfolk, VA; Rochester, NY; Adelaide, Australia; Hamble and Hampshire, England; and Madrid, Spain.

CooperSurgical, Inc. (www.coopersurgical.com) develops, manufactures and markets medical devices, diagnostic products and surgical instruments and accessories used primarily by gynecologists and obstetricians. Its major manufacturing and distribution facilities are in Trumbull, CT.

The information on Cooper’s Web sites and its interactive telephone system are not part of this news release.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	April 30, 2008	October 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,911	$3,226
Trade receivables, net	176,268	164,493
Inventories	293,397	267,914
Deferred tax asset	25,280	23,395
Other current assets	59,810	58,494

Total current assets	556,666	517,522

Property, plant and equipment, net	638,143	604,530
Goodwill	1,256,949	1,253,686
Other intangibles, net	138,029	145,833
Deferred tax asset	25,250	20,015
Other assets	14,621	18,685

	$2,629,658	$2,560,271

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$39,258	$46,514
Other current liabilities	201,530	239,966

Total current liabilities	240,788	286,480

Long-term debt	901,787	830,116
Other liabilities	40,839	9,408
Deferred tax liabilities	12,538	10,678

Total liabilities	1,195,952	1,136,682

Stockholders’ equity	1,433,706	1,423,589

	$2,629,658	$2,560,271

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

Three Months Ended

				%	%
	April 30,		%	Revenue	Revenue
	2008	2007	Change	2008	2007
Net sales	$263,451	$225,535	17%	100%	100%
Cost of sales	113,443	99,079	14%	43%	44%

Gross profit	150,008	126,456	19%	57%	56%
Selling, general and administrative expense	107,529	100,934	7%	41%	45%
Research and development	9,116	7,957	15%	3%	4%
Restructuring costs	526	2,842	(82%)	—	—
Amortization of intangibles	4,371	4,192	4%	2%	2%

Operating income	28,466	10,531	170%	11%	5%
Interest expense	12,070	10,918	11%	5%	5%
Other (expense) income, net	(450)	9

Income (loss) before income taxes	15,946	(378)
Provision for income taxes	4,705	149

Net income (loss)	$11,241	$(527)

Add interest charge applicable to convertible debt, net of tax	523	—

Income (loss) for calculating earnings per share	$11,764	$(527)

Diluted earnings (loss) per share	$0.25	$(0.01)

Number of shares used to compute earnings per share	47,740	44,645

Six Months Ended

				%	%
	April 30,		%	Revenue	Revenue
	2008	2007	Change	2008	2007
Net sales	$508,484	$444,955	14%	100%	100%
Cost of sales	215,594	188,587	14%	42%	42%

Gross profit	292,890	256,368	14%	58%	58%
Selling, general and administrative expense	217,409	198,457	10%	43%	45%
Research and development	17,248	19,068	(10%)	3%	4%
Restructuring costs	1,349	4,707	(71%)	—	1%
Amortization of intangibles	8,467	7,843	8%	2%	2%

Operating income	48,417	26,293	84%	10%	6%
Interest expense	23,176	20,710	12%	5%	5%
Other income, net	192	828

Income before income taxes	25,433	6,411
Provision for income taxes	7,315	1,590

Net income	$18,118	$4,821

Add interest charge applicable to convertible debt, net of tax	1,046	—

Income for calculating earnings per share	$19,164	$4,821

Diluted earnings per share	$0.40	$0.11

Number of shares used to compute earnings per share	47,759	45,012

Unaudited Reconciliation and Explanation of Non-GAAP to GAAP Operating Results (In thousands, except per share amounts)

Listed below are the items included in net income that management excludes in computing non-GAAP financial measures as described below the table.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Earnings to GAAP Net Income

Three Months Ended

	April 30,
	2008	2007
GAAP net income (loss)	$11,241	$(527)
Non-GAAP adjustments:
Production start-up and restructuring costs in cost of sales	8,872	14,276
Distribution center rationalization costs in SGA	301	3,925
Intellectual property litigation expenses in SGA	—	1,548
Production start-up costs in SGA	1,318	1,656
Other restructuring costs in operating expenses	837	2,522
Income tax effect	104	(4,198)

	11,432	19,729

Non-GAAP net income	$22,673	$19,202

Add interest charge applicable to convertible debt	523	523

Non-GAAP income for calculating diluted earnings per share	$23,196	$19,725

Non-GAAP diluted earnings per share	$0.49	$0.41

Number of shares used to compute non-GAAP earnings per share	47,740	47,611

Six Months Ended

	April 30,
	2008	2007
GAAP net income	$18,118	$4,821
Non-GAAP adjustments:
Production start-up and restructuring costs in cost of sales	18,175	20,304
Distribution center rationalization costs in SGA	710	7,481
Intellectual property litigation expenses in SGA	3,364	3,333
Production start-up costs in SGA	2,218	1,656
Acquired in-process R&D	—	4,157
Other restructuring costs in operating expenses	2,362	5,052
Write-off of deferred financing costs	—	882
Income tax effect	(1,501)	(6,448)

	25,328	36,417

Non-GAAP net income	$43,446	$41,238

Add interest charge applicable to convertible debt	1,046	1,046

Non-GAAP income for calculating diluted earnings per share	$44,492	$42,284

Non-GAAP diluted earnings per share	$0.93	$0.89

Number of shares used to compute non-GAAP earnings per share	47,759	47,602

Explanation of Non-GAAP Measures

In addition to results in accordance with GAAP, Cooper management also considers non-GAAP operating results as important supplemental financial measures in evaluating its ongoing core operating results and in making operating decisions.

Non-GAAP operating results and guidance exclude from GAAP operating items that management does not consider part of core operating performance. Management uses these non-GAAP operating results to compare actual operating results to its business plans, calculate debt compliance covenants, allocate resources and evaluate potential acquisitions. Management believes that presenting these non-GAAP operating results allows investors, as well as management, to evaluate operating results from one period to another on a comparable basis.

Specific items that Cooper excludes from its GAAP results when evaluating core operational performance are:

•	Acquisition and restructuring expenses consisting of

•

Restructuring and integration expenses related primarily to the integration of Ocular Sciences, Inc. (Ocular) into CooperVision, Inc., which are charged to cost of sales and operating expense. They consist of costs to integrate duplicate facilities, streamline manufacturing and distribution practices and integrate sales, marketing and administrative functions.

•	Manufacturing and distribution rationalization and start-up costs. They consist of costs to:

•	Develop new manufacturing technologies, specifically silicone hydrogel manufacturing.

•	Restructure manufacturing locations and platforms.

•	Eliminate duplicate distribution locations (products are stored and shipped from several locations while central warehouses are completed).

We adjust for these costs because once the specific integration activities have been completed and new technology and manufacturing techniques have been applied, the costs will be eliminated.

•

Acquired in-process R&D charges. These charges are subject to a formal appraisal process that may take up to twelve months to complete following a transaction. Management adjusts for these expenses because they are not known when evaluating forecasted performance of the acquired business.

•	Expenses associated with certain intellectual property litigation

Cooper had filed suits claiming patent infringement to protect its intellectual property and sought a declaratory judgment that a CVI product does not infringe any valid and enforceable claims of competitors’ patents. These cases have not historically been part of Cooper’s normal operations. As previously announced, the intellectual property suits have now been settled.

Not all the items listed occurred in the fiscal second quarter of 2008 or 2007. Specific amounts for the items in the fiscal second quarter of 2008 and 2007 are set forth in the table above. For fiscal 2008, the Company no longer excludes share-based compensation expense in its non-GAAP operating results as share-based compensation is now comparable over a three-year period.

Operating results adjusted for these items should not be considered alternatives to any performance measures derived in accordance with GAAP. We present them because we consider their disclosure an important supplemental measure of performance. In evaluating Cooper’s non-GAAP operating results and guidance, investors are cautioned that in future periods Cooper expects to incur expenses similar to those for which adjustments are made in the presentation of non-GAAP operating results. Presentation of non-GAAP operating results and guidance should not be construed as an implication that future results will be unaffected by similar items or nonrecurring or unusual charges.

Cooper’s non-GAAP operating results have limitations as an analytical tool, including that they do not reflect the cost of:

•	The Ocular integration, and the integration and restructuring of other acquisitions.

•	New manufacturing technologies, specifically silicone hydrogel manufacturing, and the phase out of product lines and manufacturing platforms that are being eliminated.

•	Intellectual property litigation which we expect to be significant but are difficult to forecast.

In addition, non-GAAP operating results may not be useful when comparing Cooper to other companies that may calculate these measures differently. Moreover, the impact of many of the items excluded (particularly litigation and restructuring) on guidance is difficult to quantify because of significant uncertainty in timing and the range of possible outcomes. These items could be material.

Cooper compensates for these limitations by relying primarily on GAAP operating results and supplementing these with non-GAAP operating results.

Contact Lens Industry Revenue Update: First Calendar Quarter 2008 and Revised Full Year 2007 in Constant Currency

The data below is extracted from a compilation of industry participants’ revenue by an independent market research firm.

Worldwide Manufacturers’ Soft Lens Revenue

Independent Market Research Data

(U.S. dollars in millions; constant currency; unaudited)

	CYQ1 2008 Market	% Change	CY2007 Market	% Change
Single-Use Spherical Lenses	$451	11%	$1,681	12%
Spherical Lenses (ex single-use)	570	3%	2,168	2%

Total Spheres	1,021	7%	3,849	6%

Torics	238	8%	893	14%
Cosmetic	67	(4%)	274	(4%)
Multifocal	45	3%	179	14%

Specialty Lenses	350	5%	1,346	10%

Soft Contact Lenses	$1,371	6%	$5,195	7%

Total Silicone Hydrogel	$412	31%	$1,375	29%
Americas Region	$549	6%	$2,100	6%
European Region	429	7%	1,543	6%
Asia Pacific Region	393	5%	1,552	8%

Worldwide Soft Contact Lenses	$1,371	6%	$5,195	7%

United States	$480	7%	$1,836	5%
International	891	6%	3,359	8%

Worldwide Soft Contact Lenses	$1,371	6%	$5,195	7%

Based upon Health Product Research, which reports on a statistical sampling of practitioners each quarter, management calculated that silicone hydrogel lenses accounted for 46% of total patient visits and 51% of new patient visits to contact lens practitioners in the United States during the first calendar quarter of 2008. Silicone hydrogel toric lenses accounted for 43% of total toric patient visits and 45% of new toric patient visits in the United States in the first calendar quarter of 2008.

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